EXHIBIT 10.36

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Contract

COCA COLA BOTTLERS MANUFACTURING

(Dongguan) CO LTD

AND

CHINA WATER&DRINKS.INC

Agreement to Provide Beverage Contract Manufacturing Services

This Agreement made between Coca-Cola Bottlers Manufacturing (Dongguan) Co Ltd (Party A) and China Water & Drinks Inc (Party B) sets out the terms and conditions for a contract manufacturing agreement between both parties.

Schedule A: Recitals

PARTY A is the principal authorized non-carbonated drinks production entity for the Coca Cola franchise Bottlers in China. PARTY A will arrange production of these products in either a contract manufacturing Plant or one of its on facilities.

PARTY A hereby agrees to appoint PARTY B as a CONTRACTOR to provide contract manufacturing services for the production of hot fill beverage products. In return, PARTY B hereby agrees to provide a professional contract manufacturing service covering those tasks set out within the Schedule B and subject to all the terms and conditions detailed in this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Party B will be required that all the production process, raw materials & products to obtain the approval and certified by the relevant documents from Coca-Cola China.

Schedule B: Scope Of Work

1. Party B will as directed by Party A manufacture the hot fill beverage products of Xi’An that meet the specifications as specified in Appendix A to this contract.

2. Party B will as directed by Party A blow hot fill beverage bottles that meet the specifications as set out in Appendix G to this contract using Party A supplied pre-forms.

3. Party B will as directed by Party A supply preform as a prior supplier to the Schedule B (2) work of blowing hot fill beverage bottles per separate preform contract between Party A and Party B.

4. Sugar, concentrate and all packaging materials will be supplied by Party A. Or authorized by Party A, a part of packaging materials can be purchased by Party B from the supplier which directed Party A.

5. Party B will provide all necessary warehousing and material handling facilities for the storage and handling of all required raw materials, ingredients and finished products. The Standard Operating Procedures are set out in Appendix H & I.

6. Party B will provide all necessary inbound quality control facilities for the inspection of inbound materials. The Standard Operating Procedures are set out in Appendix K

7. Party B agree to install a set of Warehouse Management System according to Party A’s requirement, The Supplier of Warehouse Management System designated by Party A and under Party B’s cost. For [****], the [****] investment is about [****]RMB. [****].

8. Party B will provide all necessary on line and off line quality control resources and facilities to ensure that products produced meet with both Party A’s specifications and the highest industry quality standards. The Standard Operating Procedures are set out in Appendix K.

Schedule C: Warehousing

a. Party B agrees to provide secure dry, clean, pest free and frozen beverage base storage facilities providing a temperature of -18C and a capacity of equivalent to [****] production of [****] which equates to a total capacity requirement of [****].

b. Party B agrees to secure, dry, clean, pest free, non humid (less than 60 degrees humidity) and ambient storage conditions for sugar storage equivalent to 21 days forward production of finished goods or an equivalent of [****].

c. Party B agrees to provide secure, dry, clean, pest free, ambient storage conditions for material storage equivalent to 7 days forward production of materials. This does not include materials supplied by Party A as set out in Appendix C-2 to this contract.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

d. Party B agrees to provide secure, dry, clean, pest free and ambient storage conditions for pre-form storage and empty pre-form storage equipment and for 7 days forward production demand which is the equivalent of [****].

e. Party B will provide all off loading and loading services as part of the scope of work. Material handling can be conducted other by forklift truck or by hand in accordance with Party B’s requirements.

f. In accordance with the Standard Operating Procedures, Party B agrees to operate the EWMS system, and provide the necessary stock movement report per Part A’s requirement for all the all Party A supplied materials and all finished goods produced for Party A.

g. Party B should provide clean, dry, pest free and ambient storage conditions equivalent to 14 days production output of [****]. All finished products should be stored on 1.0 x 1.2m plastic pallets that have been supplied by a Coca-Cola approved supplier.

h. Should any of Party A’s customers wish to conduct a pallet swap arrangement with Party B, the mechanics of such an arrangement will be worked out on a case by case basis between Party A and Party B. Should either Party lose or damage the other Party’s pallets, compensation will be made at the original invoice value of the pallets.

Schedule D: bottles

1. Party A reserves the right to supply Party B with PET Heat Set pre-forms that are supplied from Party A’s own PET pre-form injection facility.

2. The shipment and delivery of the pre-forms will be arranged by Party A using reusable cages and canvas bags. It is the responsibility of Party B to provide clean, secure, pest free and dry secure storage facilities for the pre-forms and the reusable packaging. All loss or damage that occurs to the pre-forms and/or the reusable packaging during storage and handling by Party B will be the responsibility of Party B and all associated replacement costs will be borne by Party B.

3. Compensation for the packaging equipment and/or material handling loss or damage will be calculated based on the original invoice value of the equipment and/or materials. Party A will supply Party B with copies of the relevant invoices.

4. Compensation for the pre-form handling loss or damage will be based on the open market value of pre-forms. Open market value of the pre-forms will be determined by both parties and based upon the prevailing publicly available HR resin pricing and Party A’s quotation for pre-form tolling.

Schedule E: Production Planning and Order Processing

1. On an annual basis both parties will agree an indicative annual volume through the annual business plan in order that proper annual business planning can proceed.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

2. Party A and Party B agree that within two months of the end of each calendar year they will jointly prepare an annual business plan for the following calendar year that sets out indicative volumes, capacity availability commitments, yield improvement targets and cost reduction targets.

3. On an ongoing basis Party A will provide Party B with a [****] estimate of production volumes by package.

4. On an ongoing basis Party A will confirm orders to Party B [****] in advance of the required production week.

5. Within 24 hours of receiving both the rolling plan and confirmed orders, Party B must confirm to Party A whether or not they will be able to meet both the orders and the forecast volume in the rolling plan.

6. Should Party B cancel any confirmed production order after giving less than 5 working days notice IN WRITING of their intention to do so, Party B will compensate Party A at a rate of RMB [****] should Party B be unable to offer Party A a suitable alternative production date.

Schedule F: Compliance with Standard Operating Procedures

1. Prior to commencement of the contract, Party A will furnish Party B with all the standard operating procedures issued by Party A for contract manufacturing. Party A will provide all necessary training for Party B’s management level staff. Party B will be responsible for training their own production, engineering, quality control and warehousing staff.

2. The standard operating procedures that will must be complied with include but are not limited to

a.	Pre-form Handling and Warehousing Procedures. (REF Appendix H )

b.	Finished Goods Warehousing Procedures. (REF Appendix J)

c.	Raw Material Warehousing Procedures. (REF Appendix I)

d.	Order Processing Procedures. (REF Appendix L)

e.	Quality Control Procedures. (REF Appendix K)

f.	Product Rejection and Disposal Procedures. (REF Appendix M)

3. From time to time, Party A reserves to right to audit compliance with the standard operating procedures upon giving 48 hours prior written notice to Party B.

4. Upon inspection, Party A will issue Party B with a written assessment of Party B’s compliance.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

5. Should Party B fail to comply with all or part of the standard operating procedures, Party B must advise in writing to Party A the steps that will be taken to rectify the fault in operations. Should Party B not rectify the fault in the operations within 30 working days of Party A’s written assessment, Party A may exercise its right to terminate the contract unless Party B has been granted an extension in writing by Party A prior to the expiry of the 30 day period.

6. Party A will from time to time issue updated Standard Operating Procedures. These Standard Operating Procedures will be sent to Party B by registered mail or eMAIL and Party B must countersign and acknowledge receipt or confirm the receipt by email within 7 working days.

Schedule G: Quality Requirements.

1. PARTY A nominates the SCMC Quality Control Department as it’s authorized agent to supervise both the implementation and the ongoing supervision of all Quality Control matters on behalf of Party A in Party B’s premises. Any written instruction from the SCMC Quality Control Department will be an official communication on behalf of Party A and therefore subject to Party B’s compliance in accordance with the terms and conditions of this contract.

2. Party A shall confirm that all the methods, processes and procedures adopted by Party B for manufacturing of bottle, filling in the PET bottle and packing by shrink film of beverages comply with the Food Sanitation Law and all the other statutory laws, regulations, orders and ordinances concerned that Party A shall notify in writing to Party B prior to the commencement of the contract. Any subsequent adjustment to those regulations will also be notified in writing to Party B.

3. Party B shall confirm in writing that it has received notice from Party A of all the statutory laws, regulations and ordinances and that it has complied with all such regulations. If Party B is unable to comply with the regulations it must advise Party A in writing within 48 hours of receiving Party A’s notification.

4. Party B should advise Party A, of any local or provincial statutory laws, regulations, ordinances and requirements that must be complied with in addition to those referred to in Schedules F.1 and F.2.

5. For those local or provincial statutory regulations referred to in Schedule F, PARTY B must confirm in writing that their facility, methods, processes and procedures are in compliance with these regulations.

6. All products produced must be traceable by case number and stored in the warehouse so that individual lot numbers are separately identified.

7. All REJECTED products as referred to in Schedule G must be stored in a clearly defined location that isolates them from other products still subject to quarantine period and other products that have been released for sale.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Schedule H: Non compliance with Product Specifications

1. All PET bottles and finished goods manufactured by Party B shall comply with the specifications provided by Party A as set out in the Schedules to this Agreement.

2. Failure to comply with these specifications will result in Party B not being able to accept the products. Under such circumstances all products will be marked as “REJECTED”.

3. Party A and Party B will then jointly agree to and arrange inspection of all REJECTED products. Both parties will sign off on the final quantity of goods that will be rejected and a PRODUCT REJECTION NOTICE should be issued.

4. All REJECTED products should be destroyed under the supervision of Party A and all associated costs should be borne by Party B.

5. Party A will not be required to pay the toll fee as set out in Schedule B for rejected products as set out in any PRODUCT REJECTION notice.

6. The total quantity of REJECTED products will still be included in the monthly production volume that is used as a basis to calculate the materials yields as set out in Schedule J.

7. Party A reserve the right to assign its own internal QC staff to monitor all or part of the Scope of Work as set out in Schedule B. All costs associated with this will be borne by Party A.

8. Party A may request Party B from time to time to furnish Party A with the sample of the PET bottle, finished beverage product, work in process beverage product or other materials supplied by Party B in order to confirm that the materials and products supplied by Party B meet with Party A’s requirements.

Schedule I – Supplier Guidance Principle

1. Laws and Regulations – Party B will comply with all applicable laws, rules, regulations and requirements in the manufacture and distribution of our products and suppliers and in providing services to the company;

2. Child Labor – Party B will not use child labor as defined by local law;

3. Forced Labor – Party B will not use child labor as defined by local law;

4. Abuse of Labor – Party B will not physically abuse labor;

5. Collective Bargaining – Party B will respect employees’ rights to choose whether to be represented by third parties and to bargain collectively in accordance with local law;

6. Wages and Benefits – Wages and benefits will comply with local law;

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

7. Working Hours & Overtime – Working hours and overtime will comply with local law;

8. Health and Safety – Working conditions will comply with local regulations;

9. Environment – Party B will comply with all applicable environmental laws

Party B agrees that it must be able to demonstrate its compliance with these requirements at the request of and to the satisfaction of The Coca-Cola Company. This agreement includes, but is not limited to, The Coca-Cola Company and its subsidiaries having the right to inspect any site involved in work for The Coca-Cola Company and its subsidiaries. Party B that fails to satisfy The Coca-Cola Company of its compliance is subject to immediate termination of any agreements between it and The Coca-Cola Company and its subsidiaries without penalty to The Coca-Cola Company and its subsidiaries but with obligations to remedy direct damages suffered by The Coca-Cola Company and its subsidiaries. All other policies and guidelines of The Coca-Cola Company and its subsidiaries and any other agreements to which Supplier is a party shall continue in full force and effect.

Schedule J – Payment

10. Within 5 days of product release from quarantine by PARTY A’s on site QC staff, PARTY B may submit to PARTY A an invoice for filling toll fees for all production volumes produced by PARTY B that have been released by PARTY A since the submission of the previous invoice

11. The Toll Fees cover all costs associated with the execution of the Scope of Work as set out in Appendix A regardless of whether the filing or blowing toll fees or both apply for the production volumes.

12. PARTY A shall pay PARTY B within 30 working days after the invoice date.

13. Toll Fees and Bottle Prices that are applicable under the terms of this Agreement are set out in Appendix B.

Schedule K –Yield, the deployment of materials and material compensation

1. Party B agrees to comply with PARTY A’s standard material yields which are as follows: [****]

2. The above yields applies to all order sizes given by Party A which are the equivalent to [****].

3. If order volume is below as set in Schedule J, No. 2, Party A agrees to compensate concentrate and sugar volume according to: 1.) Compensation volume of Concentrate Dy= (Min. Order contract losses Cx – Actual Order contract losses Cy; 2.) Compensation volume of Sugar Dt = Compensation volume of concentrate Dy * sugar dosage of each product.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

4. The above yields apply to the supply of carbonated sugar. [****].

5. Material yield consumption will be calculated monthly and a settlement conducted every six months. Party B must compensate Party A for the value of all material yield shortfalls for those materials supplied by Party A to Party B. A Settlement Notice must issued be countersigned by both Party A and Party B’s representatives.

6. Compensation due to Party A by Party B must be paid with 30 days of the Settlement Notice being served.

7. The yield calculation shall take account of all loss and damages to both materials and finished goods stored and handled in Party B’s warehouse.

8. Finished goods required for standard quality control inspection purposes during and after each production batch will be absorbed by Party B and will not be included in the production volumes used in the yield calculation.

Schedule L – New Product Test.

1.	A product that falls under the new product test category will be defined as follows:

A. [****].

B. [****].

2.	Products which do not fall under this category are:

A.	Pass the test of Coca-cola, All package extensions of existing flavours where the package extension involves a package size already being produced by Party B for Party A for other products.

B.	All flavor extensions of existing brands and packages where the flavour extension does not require fall into the category as defined in Section 1 to this Schedule.

3. All new product tests will be exempt from the yield calculation criteria. Party B will therefore not be responsible for any material or ingredient loss resulting from the test unless prior to the test both parties agree in writing to set a material consumption limit above which the conditions as set out in Schedule I will apply.

4. For all new product tests, Party A will not be required to pay Party B any toll fees as set in Appendix A to this contract for either product filling or bottle blowing unless Party A subsequently agrees to accept the test product or if prior to the test both parties agree in writing to set a production limit above which the toll fees as set out in Appendix A will apply.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Schedule M-Representations and Warrantees

b. It is a material condition of this contract that Party A is in no way responsible for any fines, third Party claims, legal infringements, injuries or deaths involving Party B, its nominees, their respective employees and third parties during the term of this AGREEMENT.

b. Party B warrants that on the date of this Agreement that all activities as set out in the Scope of Work are in compliance with local and national regulations.

c. Party B has the full legal right, power and authority to enter into and perform this Agreement. Furthermore the signatory of Party B that appears on the signature page of this Agreement has been duly authorized by Party B to sign this agreement.

Schedule N- Force Majeure

1. Subject to Schedule M Clause 2, neither Party shall be liable to the other party for any delay or failure to perform fully its obligations under this Agreement where its delay or failure occurs in connection with any event which is beyond the reasonable control of the Affected Party, which could not have been avoided by steps which might reasonable be expected to have been taken by the Affected Party Acting as a reasonable and prudent operator, and which renders timely performance of its obligations under this Agreement commercially impracticable.

2. For these purposes a Force Majeure event shall include without limitation any or all of the following events and circumstances:

a.	Nationwide or industry wide industrial action or disputes which directly involve a Party, its sub contractors, agents or nominees;

d.	Extreme adverse weather conditions;

e.	Epidemic or Plague;

f.	Terrorism, Sabotage or War;

g.	Act of God;

3. The affected Party shall only be entitled to claim relief for a Force Majeure Event if it gives the other Party written notice (“Force Majuere Notice”) within 10 days of the occurrence of such an event.

4. For the avoidance of doubt, mechanical or electrical breakdown or failure of machinery operated by either Party or its sub-contractors, agents or nominees shall not in itself constitute a Force Majeure event. Similarly where both PARTIES have agreed to a specific written contingency plan in advance of any of the aforementioned Force Majeure events taking place, that event on its own will not in itself subsequently constitute a Force Majeure event.

5. During the persistence of a Force Majeure event Party A reserves the right to contract with another Party other than Party B to carry out the scope of work.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

6. Should a Force Majeure Event persist for a period of more than 60 days from the issuing of a Force Majeure Notice, the non affected Party may at its option terminate this Agreement by written notice to the Affected Party.

Schedule O – Confidentiality

1. Neither Party shall disclose or use for its benefit information furnished to it by the other and denoted and marked as “confidential”.

2. Should either Party have due cause to seek the release of “confidential” information then that Party must seek the prior written consent of the Party that originally provided the confidential information.

3. This Agreement is a confidential document.

4. PARTY A is entitled to disclose the contents of this Agreement to Kerry Beverages Limited, Swire Beverages Limited, COFCO Coca-Cola Beverages Limited, Coca Cola (China) Investment Company Limited and Zhuhai Coca-Cola Beverage Company Limited.

5. The foregoing provisions shall not apply to information as required to be disclosed by laws to the courts or stock exchanges provided that the Party requiring such disclosure given reasonable prior written notice setting out the time, place and content of such disclosure.

Schedule P –Trademark Terms / Intellectual Property

1. Party A sign Party B to reprocess the products that the trademark and the corporate registration are belonging to Coca-Cola (China) Limited and Party A. In any circumstances, Party B cannot infringe or assistant to third party to infringe of the above beneficiaries of Party A. Otherwise, Party B will subject to the liabilities. Party A has the right to terminate the contract in such condition.

2. The contract has not yet assigned Party B to sale “the products”. Party B needs to obligate the assigned amount of Party A to carry out the process. Party A has right to check the production report of Party B. Party B shall have the written approval of Party A to sale “the products” ( including finished or semi-finished) and the materials provided by Party A to produce “ the products “ which is including bottle, trademark, closure, adhesive carton and all materials with the trademark of logo of Party A. If not, it will be treated as infringe rights. Party B is responsible to the compensation and legal responsibilities. Party A has right to terminate the contract in such cases.

3. Party B shall properly keep “the products” and the materials that they have the trademark and corporate registration of Party A. For the infected products (including “the products” and the relevant materials of finished of semi-finished), it should be destroyed and avoid to flow into the market. To the improper of handle the infected products will be treated as infringe intellectual property right. Party B is liable to the compensation and legal responsibilities. Party A has right to terminate the contract in such cases.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Schedule Q—Settlement of Disputes

1. In the event that both parties, having used their best efforts to resolve disputes, can not reach a resolution, the matter shall be referred to Arbitration under the jurisdiction of an Arbiter from the geographical area of Party A’s registered office.

2. In the event that either or both Parties seek resolution to any matter in a Court, the jurisdiction of that Court shall be in the geographical area of Party A’s registered office.

Schedule R —Notices

1. All notices in respect of this Agreement shall be in English or Chinese or in both languages and shall be delivered and copies to the representatives of the PARTY to whom the notice is addressed, either by hand, by courier to the representatives as set out our below.

If to PARTY A

Fax No; 0769-22401238-2880

AINSLEY MANN

If to PARTY B

Unite 5-6 12A/F, One Peking , NO.1 Peking Road ,Tsimshatsui,

Kowloon , Hong Kong

China Water & Drinks .Inc

Fax No: 0852-26206528

Notices shall deemed to have been delivered if they have reached the designated address and had the receipt notice countersigned by the recipient or upon generation of a successful transmission notice at the senders fax machine.

Schedule S – Assignment

Neither PARTY shall assign its rights and obligations in respect of this Agreement without the prior written consent of the other PARTY.

Schedule T –Other terms agreed by both parties:

1. If there is termination of contract, Party A should buy back “the products” produced by Party B according to the price set forth the contract. The raw materials should be returned back to Party A after having calculated by both parties. The raw materials provided by Party

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

B should be returned back to Party A and based on the price set forth by both parties but the amount cannot more than the four weeks forecast provide by party A or cannot more than the amount set by party A but not be carried out ( based on the highest rate).

2. In any circumstances or any reason, Party B does not keep “the products”, trademark, corporate registration and the raw materials.

3. Party B shall arrange property insurance for all factory facilities and finished goods.

Schedule U– Liabilities

1. Any failure products found in the process of Party B (any terms of requirement in “Product Quality Standard” cannot be meet) According to the producing standard set by Party A: “If the sample of product failed the requirement, having confirmation of both parties, Party B is liable to any losses caused.

2. If party A cannot meet the timing set forth in the contract, Party A is responsible to pay the over due amount in 0.03% of total contract fee as penalty.

Schedule V-Termination of contract

1. Party A may terminate this Agreement at any time should The Coca-Cola China Company discontinue Party B’s approval status as a supplier.

2. Party A may terminate this Agreement should Party B fail to meet [****] of Party A’s orders for two consecutive months.

3. Party A may terminate this Agreement if Party B not follow the written notice which send by Party A according to each clause of this agreement.

4. Either Party may terminate the contract in the case of Force Majeure

5. Termination Procedure

•	An announcement of termination shall be issued according to Schedule R.

•	Settlement shall be done within 30 days

•	Party A shall be authorized by Party B to entry the Party B’s factory to remove all finished goods, raw materials and documents what own by party A.

•	Both Parties shall return all documents and supporting software which related to the Intellectual Property.

•

Party A shall buy back those materials ordered by Party B according to Party A’s purchasing order. Party A will not take any responsibility for any materials which purchased by Party B without Party A’s order.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Schedule W– Applicable Law

This Agreement shall be governed by and interpreted under the laws of the Peoples Republic of China.

Schedule X – Language

An English and Chinese collated version of the contract will be signed both PARTIES. Both will have the same validity. If there is any discrepancy between the two language versions, the arbitration panel appointed in accordance with Schedule N shall determine which version more closely reflects the objective of this Agreement and the agreement of the PARTIES.

Schedule Y—Costs

Each Party shall bear their own costs in relation to the preparation of this Agreement.

Schedule Z – Counterparts

This agreement may be executed in the two counterparts by each PARTY on a separate counterpart, each of which when executed and delivered shall constitute an original, but both counterparts shall together constitute but one and the same instrument.

The contract will be the valid agreement to replace any other written or oral agreement between Party A and Party B unless written consent by the both parties is in place;

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date set forth above. The valid date for this contract is 1st July 2009 to 30th June 2014. Both sides agree after 30th Jun. 2012 to reevaluate the conditions of manufacturing agreement. Any supplemental agreement will become effective attachment of this agreement.

Signature of PARTY A	Signature of PARTY B

Name:	Name:

Title:	Title:

Authorized Signature(s)